                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                              UNITED BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
        (1) Title of each class of security to which transaction applies:

            --------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
        (5) Total fee paid:

            --------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

            --------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
        (3) Filing Party:

            --------------------------------------------------------------------
        (4) Date Filed:

            --------------------------------------------------------------------

                                 March 15, 2003



To Our Shareholders:


         You are cordially invited to attend the Annual Meeting of the Shareholders to be held on Wednesday April 23, 2003, at 2:00 p.m. local time, at The Citizens Savings Bank's main office, 201 South Fourth Street, Martins Ferry, Ohio.

         The Annual Certified Audit of United Bancorp, Inc is enclosed for your review prior to attending our Annual Meeting. We are both pleased and excited about our 2002 financial results that reflect the continued cooperation and dedication of our Directors, Officers and Staff.

         Payment of our regular first quarter cash dividend was made by separate mailing on March 20th. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, Direct Deposit Program or whether your stock is being held for your in a broker name. NO PAYMENT HAS BEEN INCLUDED WITH THIS MAILING OF OUR PROXY MATERIALS.

         It is important that your shares are voted, and we hope that you will attend the Annual Meeting. Please vote by executing and returning the enclosed for of Proxy or follow the instructions to vote electronically on the Internet or by phone.



                                Very truly yours,



                                James W. Everson
                                Chairman, President and Chief Executive Officer



ENCLOSURES

                              UNITED BANCORP, INC.
                               MARTINS FERRY, OHIO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 2003

TO THE SHAREHOLDERS OF
UNITED BANCORP, INC.                                             March 15, 2003

         The Annual Meeting of Shareholders of United Bancorp, Inc. will be held at 201 South 4th at Hickory Street, Martins Ferry, Ohio, April 23, 2003, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

PROPOSALS:

         1.   ELECTION OF DIRECTORS - To elect four directors.

         2. OTHER BUSINESS - To transact any other business which may properly come before the meeting or any adjournment of it.

         Shareholders of record at the close of business on March 10, 2003 will be entitled to vote the number of shares held of record in their names on that date.

         We urge you to sign and return the enclosed proxy as promptly as possible or vote via the phone or Internet, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

                                            By Order of the Board of Directors

                                                        Norman F. Assenza, Jr.
                                                                     Secretary

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM(s) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE AT HOME BY PHONE OR INTERNET. PLEASE SEE ENCLOSED INFORMATION ON HOW TO TAKE ADVANTAGE OF THIS CONVENIENT WAY TO VOTE.

                              UNITED BANCORP, INC.
                              201 SOUTH 4TH STREET
                            MARTINS FERRY, OHIO 43935

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 23, 2003

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders of United Bancorp, Inc. ("United Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about March 15, 2003.

         At the Annual Meeting, shareholders of the Corporation will be asked to elect four directors.

VOTING AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Norman
F. Assenza, Jr., Secretary, 201 South 4th Street, Martins Ferry, Ohio 43935.

         Directors and executive officers of the Corporation, and their affiliates, had sole or shared voting power with respect to 294,535 common shares of the Corporation, representing 9.1% of the Corporation's common shares outstanding as of December 31, 2002. Such directors and officers have advised the Corporation that they intend to vote all of the Corporation's common shares that they are entitled to vote for the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

The Annual Meeting of Shareholders of the Corporation will be held on Wednesday, April 23, 2003, at 2:00 p.m., local time, at The Citizens Savings Bank, 201 South 4th Street, Martins Ferry, Ohio.

RECORD DATE, VOTING RIGHTS

         Only the Corporation's common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.

         The close of business on March 10, 2003, (the "Record Date"), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2000 record holders of the Corporation's common shares and 3,223,042 of the Corporation's common shares outstanding as of the Record Date.

         The presence in person or by proxy of a majority of the outstanding common shares of the Corporation entitled to vote at the meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

         The four nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

         The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of December 31, 2002.

                                     COMMON SHARES
  NAME OF BENEFICIAL OWNER             OWNED(1)               PERCENT OF CLASS
  ------------------------           -------------            ----------------
Michael J. Arciello                      5,383                       *
James W. Everson (2)                    79,789                       2.5%
John M. Hoopingarner (3)                 2,237                       *
Terry A. McGhee                          2,530                       *
L. E. Richardson, Jr. (4)               71,779                       2.2%
Richard L. Riesbeck (5)                 13,819                       *
Matthew C. Thomas (6)                   18,288                       *
Alan M. Hooker (7)                       4,328                       *
Scott A. Everson                         3,208                       *
Randall M. Greenwood                     2,595                       *
Norman F. Assenza, Jr.                   8,381                       *


All Directors and Executive            219,058
Officers as a Group
(13 in group)                                                        6.7%

* Ownership is less than 1% of the class.
----------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
(2)  Includes 44,365 shares subject to shared voting and investment power.
(3) Includes 324 shares subject to options which are exercisable within sixty days of December 31, 2002.
(4) Includes 269 shares subject to options which are exercisable within sixty days of December 31, 2002 and 68,973 shares subject to shared voting and investment powers
(5)  Includes 12,123 shares subject to shared voting and investment power.
(6)  Includes 6,919 shares subject to shared voting and investment power.
(7)  Includes 1787 shares subject to shared voting and investment power.

     As of December 31, 2002, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation.

         Directors and officers of United Bancorp and it subsidiaries, and the Corporation's employee benefit plans in total owned 319,685 shares, or 9.8% of all outstanding shares of the Corporation, as of December 31, 2002.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Code of Regulations of the Corporation provides that the Board of Directors of the Corporation shall be divided into classes. Ohio law requires that there be at least three directors in each class. Each class shall hold office for a term of two years. At the Annual Meeting, four directors will be elected to a two-year term expiring in 2005.

         The nominees for election at the Annual Meeting are James W. Everson, John M. Hoopingarner, Richard L. Riesbeck, and Matthew C. Thomas each of whom is currently a director of the Corporation.

NOMINEES

         CLASS "I" DIRECTORS. The following table sets forth certain information with respect to the nominees as Class "I" Directors of the Corporation who will be voted upon at the Annual Meeting. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.


                                   PRINCIPAL OCCUPATION               POSITIONS AND OFFICES         DIRECTOR
       NAME             AGE         FOR PAST FIVE YEARS              HELD WITH UNITED BANCORP        SINCE

James W. Everson         64    Chairman, President and Chief       Chairman, President and           1969
                               Executive Officer, United           Chief Executive Officer,
                               Bancorp, Chairman and Chief         United Bancorp, Chairman and
                               Executive Officer, The              Chief Executive Officer, The
                               Citizens Savings Bank;              Citizens Savings Bank;
                               Chairman, The Community Bank        Chairman, The Community Bank

John M. Hoopingarner     48    General Manager and                           Director                1992
                               Secretary/Treasurer,
                               Muskingum Watershed
                               Conservancy District

Richard L. Riesbeck      53    President, Riesbeck Food                      Director                1984
                               Market, Inc., a regional
                               grocery store chain

Matthew C. Thomas        46    President, M. C. Thomas                       Director                1988
                               Insurance Agency, Inc.

CONTINUING DIRECTORS

         CLASS "II" DIRECTORS. The following table sets forth certain information with respect to Class "II" Directors of United Bancorp, whose terms expire in 2004.


                                   PRINCIPAL OCCUPATION        POSITIONS AND OFFICES           DIRECTOR
     NAME                  AGE      FOR PAST FIVE YEARS       HELD WITH UNITED BANCORP          SINCE

Michael J. Arciello        68     Retired Vice President             Director                   1992
                                  Finance, Nickles
                                  Bakeries, Inc.

Terry A. McGhee            52     President and Chief                Director                   2001
                                  Executive Officer,
                                  Westerman, Inc., a
                                  manufacturing company

L. E. Richardson, Jr.      70     Retired President --               Director                   1998
                                  Southern Ohio Community
                                  Bancorporation, Inc.


         There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

         The Board of Directors of United Bancorp met 4 times in 2002. In 2002, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

COMMITTEES OF THE BOARD

         The Board of Directors of United Bancorp has established the following standing audit and compensation committees, with membership noted:

         AUDIT COMMITTEE. (Mr. Arciello, Chairman, and Messrs. McGhee and
Thomas).

         The Audit Committee met 4 times during 2002. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of United Bancorp and its subsidiaries for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; and monitoring United Bancorp's and its subsidiaries' financial and accounting organization and financial reporting. The Audit Committee's report appears under the caption "Audit Committee Report."

         COMPENSATION COMMITTEE. (Mr. Riesbeck, Chairman, and Messrs. Hoopingarner and Richardson).

         The Compensation Committee met once in 2002. The Compensation Committee has the responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the directors and chief executive officers of United Bancorp's subsidiary banks. The Compensation Committee's report on executive compensation matters for 2002 appears under the caption "Compensation Committee Report on Executive Compensation".

         United Bancorp does not have a nominating committee or other committee of its Board of Directors that performs the function of nominating persons for the Corporation's Board of Directors. The Board of Directors nominates persons for election as United Bancorp directors.

AUDIT COMMITTEE REPORT

         The Audit Committee of United Bancorp's Board of Directors (the "Committee") is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter. The members of the Committee are Michael
J. Arciello (Chair), Terry A. McGhee and Matthew C. Thomas. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees).

         The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.

         Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Michael J. Arciello, Chairman
Terry A. McGhee
Matthew C. Thomas

         United Bancorp's independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to United Bancorp and its subsidiaries for the year 2002.

         Audit Fees                                      $52,200
         Financial Information Systems Design and
             Implementation Fees                         $     0
         All Other Fees                                  $39,490

                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

         GENERAL. The following information relates to compensation of management for the years ended December 31, 2002, 2001 and 2000, unless otherwise noted below.

         EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for United Bancorp's Chief Executive Officer and its other executive officers whose total salary and bonus for 2002 exceeded $100,000, as well as the total compensation paid to each individual during United Bancorp's last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                             ANNUAL COMPENSATION             AWARDS
                                                             -------------------             ------
                                                                                           SECURITIES     ALL OTHER
                                                                                           UNDERLYING    COMPENSATION
          NAME AND PRINCIPAL POSITION                    YEAR   SALARY ($)   BONUS ($)    OPTIONS (#)      ($) (A)
          ---------------------------                    ----   ----------   ---------    -----------      -------
James W. Everson.....................................    2002     202,178      66,862          0           12,986
   Chairman, President and  Chief Executive              2001     198,800      43,531          0           12,822
     Officer, United Bancorp, Inc                        2000     198,400      15,531          0            9,456


Alan M. Hooker.......................................    2002     108,622      35,036          0            7,301
   Executive Vice President & Chief                      2001     106,600      12,500          0            4,313
     Administration Officer, United Bancorp, Inc.        2000     106,300       6,812          0            3,340

Scott A. Everson.....................................    2002      87,960      30,764          0            5,131
   Senior Vice President & Chief Operating               2001      70,000      13,650          0            2,344
     Officer, United Bancorp, Inc.                       2000      57,000       8,123          0            1,883

Randall M. Greenwood.................................    2002      83,562      24,824          0            2,805
   Senior Vice President, Chief Financial                2001      80,000      15,800          0            2,722
     Officer & Treasurer, United Bancorp, Inc            2000      78,000       5,558          0              191

Norman F. Assenza, Jr.  .............................    2002      86,088      25,575          0            4,594
   Vice President Compliance & Secretary,                2001      84,400      16,670          0            5,304
      United Bancorp, Inc.                               2000      84,400       6,014          0            3,712

(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by United Bancorp to its 401(k) Plan: Mr. James W. Everson, $5,946; Mr. Hooker, $3,267; Mr. Scott A. Everson $2,874, Mr. Greenwood $2,507 and Mr. Assenza, $3,083 (2) insurance premiums paid on term life insurance policies: for the benefit of Mr. James W. Everson, $4,356, for the benefit of Mr. Hooker, $943; for the benefit of Mr. Scott A. Everson $171, for the benefit of Mr. Greenwood $298 and for the benefit of Mr. Assenza, $1,510.

         Mr. Scott A. Everson, Senior Vice President & Chief Operating Officer is the son of Mr. James W. Everson, Chairman, President & Chief Executive Officer and a Director.

         OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2002 and unexercised stock options at December 31, 2002 for the three named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR END OPTION VALUES


                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                 OPTIONS            IN-THE-MONEY OPTIONS AT
                                                          DECEMBER 31, 2002(#)        DECEMBER 31, 2002($)
                                                          --------------------        --------------------
                           SHARES ACQUIRED     VALUE
            NAME             ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
            ----             -----------     --------   -------------------------  -------------------------
James W. Everson                  0              0              0/33,203                   0/141,777
Alan M. Hooker                    0              0            1,787/10,975                    0/0
Scott A. Everson                  0              0                  0                         0/0
Randall M. Greenwood              0              0              894/5,487                     0/0
Norman F. Assenza, Jr.            0              0              960/6,640                 4,099/28,353


         CHANGE-IN-CONTROL ARRANGEMENTS. The Company has entered into change-in-control agreements with Messrs. James W. Everson, Hooker, Scott A. Everson, Greenwood and Assenza. The agreements provide that Mr. James W. Everson, Mr. Hooker, Mr. Scott A. Everson, Mr. Greenwood and Mr. Assenza will be entitled to a lump sum severance benefit in the event of their involuntary termination of employment (other than for cause) following a "change in control" of the Corporation. A change in control is defined to include the acquisition of the Corporation and certain other changes in the voting control of the Corporation. In the event of a change in control and the involuntary termination of employment, the agreements provide that Mr. James W. Everson will receive 2.99 times his annual compensation, Mr. Hooker will receive 2.0 times his annual compensation, Mr. Scott A. Everson will receive 2.0 times his annual compensation, Mr. Greenwood will receive 1.0 time his annual compensation and Mr. Assenza will receive 1.0 times his annual compensation in a lump sum cash payment. Each agreement has a term of one year and is automatically extended for one additional year unless, not later than June 30 of the preceding year, the Corporation gives notice of termination of the agreement. The right of the Corporation to terminate the employment of Mr. James W. Everson, Mr. Hooker, Mr. Scott A. Everson, Mr. Greenwood and/or Mr. Assenza prior to a change in control is unaffected by these agreements. In the event a change in control had occurred on January 1, 2003, and Mr. James W. Everson's, Mr. Hooker's, Mr Scott A. Everson's, Mr. Greenwood's or Mr. Assenza's employment had been involuntarily terminated on such date (other than for cause), Mr. James W. Everson, Mr. Hooker, Mr. Scott A. Everson, Mr. Greenwood and Mr. Assenza would have been entitled to receive lump sum severance benefits of $752,448, $248,778, $208,968, $101,868 and $105,841 respectively. In the event a potential change in control is announced, the agreements obligate Mr. James W. Everson, Mr. Hooker, Mr Scott A. Everson, Mr. Greenwood and Mr. Assenza to remain in the employment of the Corporation for not less than one year following the change in control of the Corporation.

DIRECTOR COMPENSATION

United Bancorp compensates each director for services as a director in the following manner: each director receives an annual retainer fee of $5,000 regardless of board meeting attendance and $416 per meeting attended. Each member of the Compensation Committee receives $214 for each meeting attended.

PENSION PLAN

         United Bancorp maintains a defined benefit pension plan for its eligible fulltime employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate employment or retire with 5 or more years of credited service.

         Benefits at retirement or vested termination of employment are based on years of credited service, and the average of the highest five consecutive years of compensation. The plan is integrated with social security covered compensation.

         The table below sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 2002 terms and factors.

            BENEFIT TABLE FOR A PARTICIPANT ATTAINING AGE 65 IN 2002

                                YEARS OF SERVICE

     AVERAGE
  ANNUAL SALARY    10         15        20         25       30      35 OR MORE
  -------------    --         --        --         --       --      ----------
     $200,000    $32,436   $48,654   $64,872    $81,090   97,308     $113,526
     $170,000    $27,186   $40,779   $54,372    $67,965   81,558     $95,151
     $150,000    $23,686   $35,529   $47,372    $59,215   71,058     $82,901
     $125,000    $19,311   $28,967   $38,622    $48,278   57,933     $67,589
     $100,000    $14,936   $22,404   $29,872    $37,340   44,808     $52,276
     $ 75,000    $10,561   $15,842   $21,122    $26,403   31,683     $36,964
     $ 50,000    $ 6,186   $ 9,279   $12,372    $15,465   18,558     $21,651
     $ 25,000    $ 2,750   $ 4,125   $ 5,500    $ 6,875    8,250     $ 9,625
     $ 10,000    $ 1,100   $ 1,650   $ 2,200    $ 2,750    3,300     $ 3,850


Notes: Maximum annual pension available in 2002 in accordance with Section 415 of the Internal Revenue Code assuming a minimum of ten years participation is $160,000.

         The maximum annual compensation allowed under Section 401(a)(17) of the Internal Revenue Code in determining a participant's benefit in 2002 is $200,000.

         As of December 31, 2002, Mr. James W. Everson had 41 years of credited service with the Corporation, Mr. Hooker had 4 years of credited service with the Corporation, Mr. Scott A. Everson had 11 years of credited service with the Corporation, Mr. Greenwood had 5 years of credited service with the Corporation and Mr. Assenza had 24 years of credited service with the Corporation.



OTHER COMPENSATION PLANS

         United Bancorp has established a stock option plan under which the Corporation may award options to acquire the Corporation's common shares to directors and key employees of the Corporation and its subsidiaries. As of December 31, 2002, 49,259 common shares remained available for the grant of options under the Plan.

United Bancorp has also established the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Banks Directors' Deferred Compensation Plan under which directors of the Corporation may defer directors fees and instead receive United Bancorp common shares on retirement or other termination of membership on the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Corporation's last fiscal year. The Compensation Committee (the "Committee") has the responsibility of determining the compensation policy and practices of the Corporation with respect to all of the Corporation's executive officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION PHILOSOPHY. This report reflects the Corporation's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for the Chief Executive Officer and all other executive officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of the Corporation has been designed to:
         - Support a pay-for-performance policy that rewards executive officers for corporate performance.
         -  Motivate key senior officers to achieve strategic business goals.
         - Provide compensation opportunities which are comparable to those offered by other peer group companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         SALARIES. The Committee set the base salary paid to Mr. James W. Everson at $187,500 effective January 1, 2003 and paid him directors fees in the amount of $23,675 for serving on the Corporation's Board of Directors and two subsidiary banks' boards of directors. Mr. Hooker's base salary was set at $107,000 and he was paid director fees of $6,699 for serving on the board of directors of a subsidiary bank. Mr. Scott A. Everson's base salary was set at $100,000 and he was paid director's fees of $5,829. Mr. Greenwood's base salary was set at $90,000. Mr. Assenza's base salary was set at $86,000. The Corporation has used the services of an independent outside consultant in setting executive compensation, as well as compensation surveys. Executive officers' salary increase determinations are based upon annual reviews of the performance of such executives which assess, among other criteria, the performance of the executive against goals set in the prior year, extraordinary service and promotions within the organization and compensation levels within peer groups.

         INCENTIVE COMPENSATION. The executive officers of the Corporation participate in incentive compensation plans which provide the opportunity to earn an annual bonus calculated as a percentage of salary, half based on achievement of predetermined goals established by the boards of directors of each subsidiary bank and half by the measured increase of annual earnings per share as reported to the shareholders. The type and relative weighting of goals may change from year to year. For 2002 the incentive amounts distributed were determined by achievement against specific earnings per share growth, loan and deposit growth, return on assets, return on equity. In addition, participants other than the Chief Executive Officer have a portion of their incentives determined by goals for their individual areas of responsibility. Eligibility and allocation of incentive awards for all participants are determined by the Compensation Committee.

         LONG-TERM COMPENSATION. Long-term incentive compensation is addressed by the Corporation's stock option plan. The stock option plan was designed to provide long-term incentives to the executive officers and directors of the Corporation, and to better align the interests of management with those of the Corporation, as the level of compensation is directly proportional to the level of appreciation in the market value of the Corporation's common shares subsequent to the date of the option grant.

         MEMBERSHIP OF THE COMPENSATION COMMITTEE. United Bancorp Directors serving on the Compensation Committee are named below:

                  Richard L. Riesbeck, Chairman
                  L.E. Richardson, Jr.                       .
                  John M. Hoopingarner


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with one or more of the bank subsidiaries of United Bancorp, Inc. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future. In addition, The Citizens Savings Bank, a wholly-owned subsidiary of the Corporation, pursuant to the terms of a lease entered into on April 1, 1998, paid Riesbeck Food Markets, Inc. $25,128 in 2002, and over the five-year term of the lease, payments will total $130,000 as lease payments for space used in an in-store banking location at St. Clairsville, Ohio. Mr. Riesbeck, Chairman of the Compensation Committee, is an officer, director and shareholder of Riesbeck Food Markets, Inc. Management believes the lease between Riesbeck Food Markets, Inc. and the Corporation was made on an arms-length basis. Management employed a third party consulting firm that specializes in grocery store banking facilities to establish the terms of the lease.

UNITED BANCORP PERFORMANCE

         The following graph shows a five-year comparison of cumulative total returns for United Bancorp, the NASDAQ-Total U. S. Stock Index, SNL Bank Index, SNL $250M-$500M Bank Index and the SNL Midwest Bank Index.

                              UNITED BANCORP, INC.

                            TOTAL RETURN PERFORMANCE

                                    [LINE GRAPH]

                                                         PERIOD ENDING
------------------------------------------------------------------------------------------------------
INDEX                          12/31/97    12/31/98     12/31/99    12/31/00    12/31/01     12/31/02
------------------------------------------------------------------------------------------------------
United Bancorp, Inc.             100.00       99.16        67.71       59.04       72.04        78.99
NASDAQ - Total US*               100.00      140.99       261.48      157.42      124.89        86.33
SNL Bank Index                   100.00      108.17       104.84      123.81      125.06       114.67
SNL $250M-$500M Bank Index       100.00       89.55        83.31       80.22      113.97       146.96
SNL Midwest Bank Index           100.00      106.37        83.57      101.20      103.43        99.77


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires United Bancorp's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and United Bancorp reports of their ownership of United Bancorp securities. Based upon written representations and copies of reports furnished to United Bancorp by Insiders, all Section 16 reporting requirements applicable to Insiders during 2002 were satisfied on a timely basis.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders may submit proposals appropriate for shareholder action at the Corporation's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting, they must be received by the Corporation no later than November 15, 2003. Such proposals should be directed to United Bancorp, Inc., Attention: Chief Executive Officer, 201 South Fourth Street, Martins Ferry, Ohio 43935. Any shareholder who intends to propose any other matter to be acted upon at the 2004 Annual Meeting of Shareholders must inform the Corporation not less than sixty nor more than ninety days prior to the meeting; provided, however, that if less than seventy-five days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2004 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 Annual Meeting.

         In order to make a director nomination at a shareholder meeting it is necessary that you notify United Bancorp no fewer than 60 days in advance of the meeting. In addition, the notice must meet all other requirements contained in the Company's Code of Regulations.

                              SELECTION OF AUDITORS

         For the year ended December 31, 2002, Crowe, Chizek and Company LLP ("Crowe Chizek") served the Corporation as independent auditor. We expect representatives of Crowe Chizek to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

         On November 19, 2002, the Board of Directors of United Bancorp, upon the recommendation of its Audit Committee, dismissed Crowe Chizek as the its independent public accountant for all periods commencing on or after January 1, 2003, and engaged the firm of Grant Thornton, LLP as its new independent public accountant, effective for the fiscal year beginning January 1, 2003. Crowe Chizek's report on the consolidated financial statements of the Corporation for each of the fiscal years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and December 31, 2001, there were no disagreements between the United Bancorp and Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Chizek, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the fiscal years ended December 31, 2002 and December 31, 2001, there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

                                 OTHER BUSINESS

         Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgement.

                          ANNUAL REPORT TO SHAREHOLDERS

               HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

         United Bancorp's Annual Report for its fiscal year ended December 31, 2002 accompanies this Proxy Statement but is not part of our proxy soliciting material. You may obtain additional copies of our Annual Report by requesting them from Norman F. Assenza, Jr., United Bancorp's Secretary.

         We undertake to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or the Annual Report, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be addressed to Norman J. Assenza, Jr., Secretary, United Bancorp, Inc., 201 South 4th Street, Martins Ferry, Ohio 43935,
(740) 633-0445.

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE OR VOTE VIA PHONE OR INTERNET WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROXY ANNUAL MEETING UNITED BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint John M. Hoopingarner, Terry A. McGhee and Richard
L. Riesbeck, as Proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated below, all the common shares of United Bancorp, Inc. held of record by the undersigned on March 10, 2003, at the Annual Meeting of Shareholders to be held on April 23, 2003, or any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE  (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you access the web page.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ____________.

1.  TO ELECT AS DIRECTORS THE NOMINEES SET FORTH BELOW:

    [ ]   FOR all of the nominees listed       [ ]  WITHHOLD AUTHORITY to
          below (except as marked to the            vote for all of the
          contrary below).                          nominees listed below.

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

    James W. Everson
    John M. Hoopingarner

    Richard L. Riesbeck
    Matthew C. Thomas

2. Upon the direction of the Board of Directors, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Date:  _______________, 2003

                                                _______________________________



                                                _______________________________

NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    YOUR VOTE IS IMPORTANT. PLEASE MAKE, SIGN, DATE AND MAIL THIS PROXY FORM
                  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
                                    MEETING.

               A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.